                      FILED PURSUANT TO RULE 424 (b) (5):
                                FILE NO. 33-65293

     PRICING SUPPLEMENT NO. 20 DATED AUGUST 9, 2000 (TO PROSPECTUS SUPPLEMENT DATED MAY 19, 1997 AND PROSPECTUS DATED MAY 19, 1997).

                                   XTRA, Inc.

                           SERIES C MEDIUM TERM NOTES

                          DUE FROM 9 MONTHS TO 30 YEARS
                               FROM DATE OF ISSUE

                            GUARANTEED AS TO PAYMENT
                             OF PRINCIPAL, PREMIUM,
                             IF ANY, AND INTEREST BY

                                XTRA CORPORATION

                          ----------------------------



ORIGINAL ISSUE DATE:                 August 14, 2000

PRINCIPAL AMOUNT:                    $20,000,000.00

BOOK ENTRY:                          DTC  CUSIP# 98413T DV 0

CERTIFICATED:                        N/A

INTEREST RATE (IF FIXED RATE):       8.25%

STATED MATURITY:                     August 16, 2004

ISSUE PRICE (AS A PERCENTAGE OF PRINCIPAL AMOUNT):     N/A

SELLING AGENT'S COMMISSION (%):    .450%

PURCHASING AGENT'S DISCOUNT OR COMMISSION (%):         N/A

NET PROCEEDS TO THE COMPANY (%):    $19,910,000.00

INITIAL REDEMPTION DATE (IF ANY):   N/A

REDEMPTION PRICES:                  N/A

INTEREST PAYMENT DATES:    February 16 and August 16; Commencing February 16,
                           2001

REGULAR RECORD DATES:      15 days prior to the Interest Payment Date

PRICING #20

FLOATING RATE NOTES:

     INTEREST RATE BASIS (IF FLOATING):

               COMMERCIAL PAPER
     ----------
               PRIME RATE
     ----------
               LIBOR
     ----------
               TREASURY RATE
     ----------
               CD RATE
     ----------
               FEDERAL FUNDS RATE
     ----------
               OTHER
     ----------

     INDEX MATURITY:

     SPREAD:

     SPREAD MULTIPLIER:

     MAXIMUM INTEREST RATE:

     MINIMUM INTEREST RATE:

     INTEREST RESET DATE:

     INITIAL INTEREST RATE:

     INTEREST DETERMINATION DATE (s):

     CALCULATION DATE (s):

     CALCULATION AGENT:

USE OF PROCEEDS:

          THE PROCEEDS OF THE NOTE WILL BE USED TO REPAY IN PART OUTSTANDING SHORT-TERM COMMERCIAL PAPER OBLIGATIONS, SUPPORTED BY A REVOLVING CREDIT AND TERM LOAN AGREEMENT WITH BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION, AS AGENT. THE MATURITY DATE OF THE REVOLVING PERIOD UNDER THE REVOLVING CREDIT AGREEMENT IS JUNE 30, 2001, WITH FINAL MATURITY OF THE TERM PERIOD ON JUNE 30, 2006. THE CURRENT INTEREST RATE ON BORROWINGS TO BE REPAID IS 6.75%. BORROWINGS BEING REPAID WILL BE USED TO FINANCE CAPITAL EXPENDITURES AND GENERAL WORKING CAPITAL NEEDS.

CLARIFICATION:

          THE SECOND SUPPLEMENTAL INDENTURE REFERRED TO IN THE PROSPECTUS SUPPLEMENT DATED AS OF MAY 19, 1997 AMONG XTRA, INC., XTRA CORPORATION, AS GUARANTOR, AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, IS DATED AS OF MAY 16, 1997.

PRICING #20